      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 1997
                                             REGISTRATION NO. 333-______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           MEDICAL MANAGER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                          59-3396629
(State or Other Jurisdiction of Incorporation or              (I.R.S. Employer
             Organization)                                   Identification No.)

                          3001 NORTH ROCKY POINT DRIVE
                                    SUITE 100
                              TAMPA, FLORIDA 33607
                                 (813) 287-2990
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                          1996 LONG-TERM INCENTIVE PLAN
          AMENDED AND RESTATED 1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN
                            (Full Title of the Plans)

                             FREDERICK B. KARL, JR.
                     3001 NORTH ROCKY POINT DRIVE, SUITE 100
                              TAMPA, FLORIDA 33607
                                 (813) 287-2990
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   ----------

                        COPIES OF ALL COMMUNICATIONS TO:
                             BRADLEY D. HOUSER, ESQ.
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                          SUNTRUST INTERNATIONAL CENTER
                         ONE S.E. 3RD AVENUE, 28TH FLOOR
                            MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600

                                              CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                                   PROPOSED MAXIMUM
           TITLE OF                    AMOUNT TO           PROPOSED MAXIMUM       AGGREGATE OFFERING       AMOUNT OF
  SECURITIES TO BE REGISTERED      BE REGISTERED(1)    OFFERING PRICE PER SHARE        PRICE(2)         REGISTRATION FEE

Common Stock, par value $.01 per     2,250,000 sh.               $16.50(2)           $37,125,000            $11,250
share (3)

========================================================================================================================

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration
     Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of the 1996 Long Term Incentive Plan and the 1996 Non- Employee Directors' Stock Plan (the "Plans").

(2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities
     Act. The  proposed Maximum Offering Price is based on the average of the high and low prices of shares of Common
     Stock as reported on the Nasdaq National Market on July 31, 1997 of $16.50 per share.

(3)  Represents the aggregate number of shares issuable upon the exercise of options granted or to be granted under the
     Plans.

                  Total Number of Sequentially Numbered Pages:  _____
                  Exhibit Index on Sequentially Numbered Page:  _____

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1996 Long-Term Incentive Plan and the Amended and Restated 1996 Non-Employee Directors' Stock Plan (the "Plans") of Medical Manager Corporation (the "Company") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

          Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. The documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof will be available to participants in the Plans, without charge, upon written or oral request. Any such request should be directed to Franklyn M. Krieger, Associate General Counsel, Medical Manager Corporation, 3001 North Rocky Point Drive, Suite 100, Tampa, Florida 33607, telephone (813) 287-2990.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                          (Not Required in Prospectus)

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

         (c) The Company's Current Report on Form 8-K filed with the Commission on April 8, 1997.

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 10, 1996, and any amendment or report filed with the Commission for the purpose of updating such description.

          In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), (13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suite or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonable incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

          Article Seven of the Company's Certificate of Incorporation, as amended, provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, as amended, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

          EXHIBIT

          NUMBER                  DESCRIPTION
          ------                  -----------

           4.1 -- Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 -- Registration No. 333-13101).

           4.2 --   Bylaws of the Company (incorporated by reference to Exhibit
                    3.2 of the Company's Registration Statement on Form S-1 -- Registration No. 333-13101).

           4.3 -- Form of certificate evidencing ownership of Common Stock of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 -- Registration No. 333-13101).

           5.1 --   Opinion of Akerman, Senterfitt & Eidson, P.A.

          10.1 -- 1996 Long-Term Incentive Plan of the Company (incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form S-1 -- Registration No. 333-13101).

          10.2 -- Amended and Restated 1996 Non-Employee Directors' Stock Plan of the Company.

          23.1 --   Consent of Coopers & Lybrand L.L.P.

          23.2 -- Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).

          24.1 -- Powers of Attorney--included as part of the signature page hereto.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A.  (1)    To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                   (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant, Medical Manager Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 28 day of July, 1997.

                                           MEDICAL MANAGER CORPORATION



                                           By: /s/ Michael A. Singer
                                              ------------------------
                                              MICHAEL A. SINGER
                                              Chairman of the Board, and Chief
                                              Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Kang and Frederick B. Karl, Jr., and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on July 28, 1997.


            SIGNATURE                                                   TITLE
            ---------                                                   -----

       /s/ Michael A. Singer                      Chairman Of The Board And Chief Executive Officer
----------------------------------                          Principal Executive Officer
         MICHAEL A. SINGER

       /s/ Lee A. Robbins                             Vice President And Chief Financial Officer
----------------------------------                    (Principal Financial And Accounting Officer)
         LEE A. ROBBINS

       /s/ John H. Kang                                       President And Director
----------------------------------
         JOHN H. KANG



                     SIGNATURE                                          TITLE
                     ---------                                          -----

       /s/ Frederick B. Karl, Jr.                          Vice President, General Counsel and
----------------------------------                                      Director
         FREDERICK B. KARL, JR.

       /s/ Courtney F. Jones                                            Director
----------------------------------
         COURTNEY F. JONES

       /s/ Raymond Kurzweil                                             Director
----------------------------------
         RAYMOND KURZWEIL

       /s/ Richard W. Mehrlich                                          Director
----------------------------------
         RICHARD W. MEHRLICH

       /s/ Chris A. Peifer                                              Director
----------------------------------
         CHRIS A. PEIFER


                                  EXHIBIT INDEX

          EXHIBIT
          NUMBER                  DESCRIPTION
          -------                 -----------

            4.1 -- Certificate Of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 -- Registration No. 333-13101).

            4.2 --  Bylaws of the Company (Incorporated by Reference to Exhibit
                    3.2 of the Company's Registration Statement on Form S-1 -- Registration No. 333-13101).

            4.3 -- Form of certificate evidencing ownership of Common Stock of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 -- Registration No. 333-13101).

            5.1 --  Opinion Of Akerman, Senterfitt & Eidson, P.A.

           10.1 -- 1996 Long-term Incentive Plan of the Company (Incorporated by reference to Exhibit 10.1 of the Company's Registration Statement on Form S-1 -- Registration No. 333-13101).

           10.2 -- Amended and Restated 1996 Non-employee Directors' Stock Plan of the Company.

           23.1 --  Consent of Coopers & Lybrand L.L.P.

           23.2 -- Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1).

           24.1 -- Powers of Attorney -- included as part of the signature page hereto.